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                                   EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION OF

        INNOVATIVE TRACKING SOLUTIONS CORPORATION, A DELAWARE CORPORATION

                             DATED SEPTEMBER 4, 1996


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/04/1996
960256545 - 2659172

                            ARTICLES OF INCORPORATION
                         CERTIFICATE OF INCORPORATION OF
                    INNOVATIVE TRACKING SOLUTIONS CORPORATION
                               A CLOSE CORPORATION

FIRST:        The name of this corporation is Innovative Tracking Solutions
Corporation

SECOND:       Its registered office in the State of Delaware is to be located at
1313 N. Market St., Wilmington, DE 19801-1151, County of New Castle. The registered agent in charge thereof is The Company Corporation, address "same as above".

THIRD:        The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:       The amount of total authorized shares of stock of this corporation is 1,500 shares of NO per value.

FIFTH:        The name and mailing address of the incorporation is: Regina
Cephas, 1313 N. Market St., Wilmington, DE 19801-1151

SIXTH:        All of the corporation's issued stock, exclusive of treasury shares, shall be held of record by not more than thirty (30) persons.

SEVENTH:      All of the issued stock of all classes shall be subject to one or more of the restrictions on transfer permitted by Section 202 of the General Corporation Law.

EIGHTH:       The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933 as it may be amended from time to time.

NINTH:        Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporations or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends or unlawful stock purchases or redemption by the corporation; or (4) a transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate and do certify that the facts herein are true, and I have accordingly hereunto set my hand.

DATED:  SEPTEMBER 4, 1996